DRAFT 6/19/2002

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report June 6, 2002



                              Metaldyne Corporation
               (Exact name of Registrant as Specified in Charter)



      Delaware                          001-12068               38-2513957
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
    of Incorporation)                                        Identification No.)



47603 Halyard Dr., Plymouth, MI                                 48170-2429
(Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code (734)-207-6200

Item 2.  Acquisition or Disposition of Assets

         As previously reported on Form 8-K dated June 6, 2002 and filed with the Securities and Exchange Commission on June 11, 2002, Metaldyne Corporation LLC ("Metaldyne") completed its disposition of TriMas Corporation ("TriMas") on June 6, 2002. This Form 8-K/A hereby amends Metaldyne's Form 8-K to provide the pro forma financial information, which were not available at the time of the initial filing of the Form 8-K, pursuant to Item 7 of Form 8-K.

         A subsidiary of the Registrant, TriMas Corporation, issued common stock to Heartland Industrial Partners, L.P. ("Heartland") and other investors amounting to approximately 66% of the fully diluted common equity of TriMas. Metaldyne, a wholly owned subsidiary of the Registrant, retained approximately 34% of the fully diluted common equity of TriMas in the form of common stock and a presently exercisable warrant to purchase shares of common stock at a nominal exercise price. Pursuant to the terms of a stock purchase agreement, Heartland and the other investors invested approximately $265 million in cash in TriMas to acquire the 66% interest. In connection with the investment, TriMas entered into a senior credit facility and a receivables facility and issued senior subordinated notes due 2012. TriMas used borrowings under the senior credit facility and proceeds from the issuance of the notes to repay borrowings made by its subsidiaries under the Metaldyne credit agreement, to repay certain debt that is owed to Metaldyne and to repurchase TriMas originated receivables balances under the Metaldyne receivables facility. In addition, prior to the closing, TriMas declared and paid a cash dividend to Metaldyne equal to the difference between $840 million and the aggregate amount of such debt repayment and receivables repurchase. Consequently, as a result of the investment and the other transactions, Metaldyne (1) received $840 million in the form of cash, debt reduction and reduced receivables facility balances and (2) received or retained common stock and a warrant in TriMas valued at an aggregate of $135 million based upon the cash equity investment being made by Heartland and the other investors.

         The purpose of the TriMas divestiture was to allow Metaldyne to repay some of its debt maturing in 2003, defer some of its credit facility amortization by repaying term debt with the proceeds in forward order of maturity, enhance its liquidity and allow it to focus on its core metal-forming businesses while retaining an interest in TriMas. As a result of the transaction, after payment of expenses, Metaldyne or TriMas repaid approximately $496 million of term debt under Metaldyne's senior credit facility and reduced outstanding balances under Metaldyne's receivable facility by approximately $136 million (of which approximately $86 million relates to the elimination of the TriMas receivables base) and Metaldyne is holding an additional approximately $205 million in cash for further debt reduction, which it intends to use to repay, defease, redeem or repurchase at prevailing market prices a portion of its outstanding 4.5% subordinated debentures due 2003 prior to September 2002.

Item 7.  Financial Statements and Exhibits

     B.  Unaudited Pro Forma Financial Information

         The following unaudited pro forma consolidated financial information has been derived from the audited and unaudited historical financial statements of Metaldyne adjusted to give pro forma effect to the TriMas divestiture.

         The unaudited pro forma consolidated statements of operations for the year ended December 31, 2001, and the three months ended March 31, 2002, give pro forma effect to the TriMas divestiture and the assumed use of proceeds therefrom as if the transaction had occurred on January 1, 2001.

         The unaudited pro forma consolidated balance sheet gives pro forma effect to the TriMas divestiture and the assumed use of proceeds therefrom as if the transaction occurred on March 31, 2002. On November 28, 2000, Metaldyne was acquired by an investor group led by Heartland Industrial Partners, L.P. and Credit Suisse First Boston Equity Partners, L.P. The Company does not expect to recognize any gain or loss as a result of the TriMas divestiture due to the continuing contractual control of TriMas by Heartland.

         The unaudited pro forma consolidated financial statements are presented for informational purposes only and do not purport to represent what our results of operations or financial position would actually have been had the referenced TriMas divestiture occurred at such time or to project our results of operations for any future period or date.

         The pro forma adjustments are based upon available information and various assumptions the Company believes are reasonable. The pro forma adjustments and certain assumptions are described in the accompanying notes. Other information included under this heading has been presented to provide additional analysis.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                      (IN MILLIONS, EXCEPT PER SHARE DATA)


                                              METALDYNE          TRIMAS             TRIMAS          METALDYNE
                                             HISTORICAL        HISTORICAL         ADJUSTMENTS       PRO FORMA
                                             ----------        ----------         -----------       ---------
Net sales .............................      $ 2,127.8         $   732.4          $ 8.0 (1)        $ 1,403.4
Cost of sales .........................       (1,729.6)           (537.4)          (8.0)(1)         (1,200.2)
                                             ----------        ----------         -------           ----------
   Gross profit .......................          398.2             195.0            ---                203.2
Selling, general and administrative
   expense.............................         (257.2)           (124.2)          (1.6)(3)           (134.6)
Legacy restricted stock award
   expense ............................           (7.9)             (3.2)           ---                 (4.7)
                                             ----------        ----------         -------           ----------
   Operating profit (loss) ............          133.1              67.6           (1.6)                63.9
Other income (expense), net:
   Interest expense ...................         (148.2)            (73.1)         (11.0)(4)            (86.1)
   Equity and other income (loss)
      from affiliates .................           (8.9)             ---             0.7(5)              (8.2)
   Other, net  ........................          (23.9)             (4.0)           4.9(6),(7)         (15.0)
                                             ----------        ----------         -------           ----------
   Total other expense, net ...........         (181.0)            (77.1)          (5.4)              (109.3)
   Loss before taxes ..................          (47.9)             (9.5)          (7.0)               (45.4)
Income taxes ..........................            4.6              (1.9)           2.9(8)               9.4
                                             ----------        ----------         -------           ----------
   Net loss ...........................          (43.3)            (11.4)          (4.1)               (36.0)
                                             ----------        ----------         -------           ----------
Preferred stock dividends .............            5.9              ---             ---                  5.9
                                             ----------        ----------         -------           ----------
Loss attributable to common stock .....      $   (49.2)      $     (11.4)      $   (4.1)            $  (41.9)
                                             ==========        ==========         =======           ==========
Weighted average shares
   outstanding ........................         42,570                                                 42,570
Basic earnings per share ..............      $   (1.16)                                             $   (.98)
Total shares used for diluted
   earnings per share .................         42,570                                                42,570
Diluted earnings per share ............      $   (1.16)                                             $   (.98)


See notes to Unaudited Pro Forma Condensed Consolidated Statements of
Operations.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002
                      (IN MILLIONS, EXCEPT PER SHARE DATA)


                                              METALDYNE          TRIMAS             TRIMAS           METALDYNE
                                             HISTORICAL        HISTORICAL         ADJUSTMENTS        PRO FORMA
                                             ----------        ----------         -----------        ---------
Net sales .............................       $  559.9            $190.9          $   ---              $ 369.0
Cost of sales .........................         (448.4)           (135.4)             0.3(2)            (312.7)
                                              ---------           -------         ---------          ----------
   Gross profit .......................          111.5              55.5              0.3                 56.3
Selling, general and administrative
   expense ............................          (66.4)            (30.5)            (0.3)(3)            (36.2)
Legacy restricted stock award
   expense ............................           (2.1)             (0.8)              ---                (1.3)
                                              ---------           -------         ---------          ----------
   Operating profit  ..................           43.0              24.2               ---                18.8
Other income (expense), net:
   Interest expense ...................          (28.1)            (17.4)            (4.0)(4)            (14.7)
   Equity and other income (loss)from
      affiliates ......................           (0.5)              ---              2.1(5)               1.6
   Other, net  ........................           (5.0)             (1.4)             1.0(6),(7)          (2.6)
                                              ---------           -------         ---------          ----------
   Total other expense, net ...........          (33.6)            (18.8)            (0.9)               (15.7)
   Income (loss)  before taxes ........            9.4               5.4             (0.9)                 3.1
Income taxes ..........................           (3.5)             (1.9)             1.1(8)               (.5)
                                              ---------           -------         ---------          ----------
   Net income .........................            5.9               3.5              0.2                  2.6
                                              ---------           -------         ---------          ----------
Preferred stock dividends .............            1.7               ---               ---                 1.7
                                              ---------           -------         ---------          ----------
Income attributable to common stock ...           $4.2              $3.5             $0.2                 $0.9
                                              =========           =======         =========          ==========
Weighted average shares
   outstanding ........................         42,650                                                  42,650
Basic earnings per share ..............          $0.10                                                    $.02
Total shares used for diluted
   earnings per share .................         44,480                                                  44,480
Diluted earnings per share ............          $0.09                                                    $.02


See notes to Unaudited Pro Forma Condensed Consolidated Statements of
Operations.

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2001 and the three months ended March 31, 2002 include adjustments necessary to reflect the estimated effect of the TriMas divestiture and the assumed use of proceeds therefrom as if the transaction occurred on January 1, 2001. The Unaudited Pro Forma Condensed Consolidated Statements of Operations exclude directly attributable and non-recurring expenses of $30.9 million related to $28.4 million (net of $17.5 million tax benefit) in early debt extinguishment for the TriMas divestiture and $2.5 million in transaction fees associated with the TriMas divestiture.

(1) Represents the reclassification primarily for freight revenue of $8 million for the fiscal year ended December 31, 2001, included in net sales in the separate financial statements of TriMas. This reclassification is necessary to conform to Metaldyne's accounting policies.

(2) Represents the adjustment to TriMas historical financial statements to reflect certain capital leases as operating leases, consistent with Metaldyne's accounting for sale-leaseback transactions. For accounting purposes, Metaldyne's guarantee on certain sale-leaseback transactions required TriMas to record operating leases at Metaldyne as capital leases in TriMas' separate financial statements. As Metaldyne has historically accounted for these leases as operating leases on a consolidated basis, this adjustment eliminates the impact of the capital lease accounting in the separate financial statements of TriMas.

(3) Represents the pro forma increase in selling, general and administrative expenses resulting from lower management fees charged to TriMas under the terms of the Corporate Services Agreement. The Corporate Services Agreement expires one year from its effective date and may be renewed at the option of the companies.



                                                                    FISCAL YEAR
                                                                      ENDED               THREE MONTHS ENDED
                                                                 DECEMBER 31, 2001          MARCH 31, 2002
                                                                 -----------------          --------------
     Historical TriMas management fee (a) ...................         $  7.3                  $   1.9
     Corporate costs retained by TriMas (b) .................           (3.2)                    (1.0)
     Corporate Services Agreement (c) .......................           (2.5)                    (0.6)
                                                                      -------                 --------
     Pro forma adjustment ...................................         $  1.6                  $   0.3
                                                                      ======                  =======

     (a) Adjustment to eliminate the historical fee charged to TriMas for corporate support and administrative services.

     (b) Historical direct costs of TriMas related to corporate staff and other expenses recorded by Metaldyne and allocated to TriMas through the management fee. Going forward TriMas will incur these costs in addition to the Corporate Services Agreement.

     (c) Under the terms of the Corporate Services Agreement, TriMas has agreed to pay Metaldyne an annual services fee of $2.5 million for human resources, MIS, treasury services, internal audit, tax, legal services and other general corporate services, less amounts directly assumed by TriMas.

(4) Represents the adjustment to reduce Metaldyne's historical interest expense for debt repayments from the proceeds of the TriMas divestiture compared with the historical interest expense allocated to TriMas.


Pro Forma Information for the 34 day period ended December 31, 2000

TriMas and Metaldyne have been under the common control of Heartland from the period beginning November 28, 2000. A summary of pro forma information for the 34 day period from November 28, 2000 through December 31, 2000 follows:


                                           HISTORICAL       PRO FORMA
                                           ----------       ---------
                                                  (in millions)
Net Sales                                    $104.8          $ 54.8
Operating Profit                              (26.0)          (25.8)
Loss attributable to common stock             (27.3)          (26.1)

                                                                           EFFECT OF DEBT REPAYMENT ON INTEREST EXPENSE
                                                         DEBT REPAYMENT
                                                          FROM TRIMAS         FISCAL YEAR
                                                          DIVESTITURE             ENDED            THREE MONTHS ENDED
                                                           PROCEEDS         DECEMBER 31, 2001         MARCH 31, 2002
                                                           --------         -----------------         --------------
Historical Metaldyne consolidated interest expense ...                            $148.2                    $28.1
                                                                                --------                  -------
Impact of use of proceeds from TriMas divestiture:
Tranche A term loan ..................................     $(200.4)                (15.2)                    (2.9)
Tranche B term loan ..................................      (213.0)                (17.7)                    (3.5)
Tranche C term loan ..................................       (82.6)                 (6.9)                    (1.3)
Subordinated debentures (including accretion of bond
   discount) .........................................     $(205.0)                (21.9)                    (5.6)
Revolving credit facility interest (a)................                              (0.4)                    (0.1)
                                                                                ---------                 --------
   Subtotal of interest decrease......................                             (62.1)                   (13.4)
Interest expense allocated to TriMas historical
   financial statements ..............................                              73.1                     17.4
                                                                                ---------                 --------
   Pro forma adjustment ..............................                             $11.0                   $  4.0
                                                                                =========                 ========

     (a) Reflects the impact of reduced commitment fees as a result of the reduced commitments under the Company's revolving credit facility.

(5) Represents the adjustment to reflect Metaldyne's 34% share of TriMas' pro forma net income on the equity method of accounting.


                                                                       FISCAL YEAR ENDED          THREE MONTHS
                                                                       DECEMBER 31, 2001      ENDED MARCH 31, 2002
                                                                       -----------------      --------------------
    TriMas pro forma net income (a) ..............................            $2.0                    $6.2
    Metaldyne's ownership interest (b) ...........................            34%                     34%
                                                                            -------                  ------
    Pro forma adjustment to equity and other income (loss) from
        affiliates ...............................................            $0.7                    $2.1
                                                                            =======                  ======


     (a) Represents TriMas historical net income adjusted for its pro forma capital structure and standalone headquarters costs.

     (b) Represents Metaldyne's remaining ownership percentage in TriMas after the TriMas divestiture.

(6) Represents the adjustment to reflect the decrease in other expense for the reduction in debt fee amortization due to the early extinguishment of debt by $2.2 million and $0.6 million for the fiscal year ended December 31, 2001 and the three months ended March 31, 2002, respectively.

(7) Represents the adjustment to reflect a decreased loss on the sale of receivables arising from the application of $50 million of proceeds from the TriMas divestiture to the reduction of accounts receivable facility as provided for by the Metaldyne credit agreement. The $50 million reduction reduces financing costs by $2.7 million and $0.4 million for the fiscal year ended December 31, 2001, and the three months ended March 31, 2002, respectively.

(8) To reflect the estimated tax effect of the above adjustments at our marginal tax rate of 38%, with the exception of the adjustment shown in
     Note 5, which is recorded on an after-tax basis.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002
                                  (IN MILLIONS)


                                                     METALDYNE             TRIMAS                TRIMAS             METALDYNE
                                                     HISTORICAL          HISTORICAL             ADJUSTMENTS         PRO FORMA
                                                     ----------          ----------             -----------         ---------
ASSETS
Current assets:
Cash and cash investments........................    $     1.5            $     3.4             $     1.9(1)        $    ---
Receivables......................................        130.2                 49.1                  50.0(1)            161.6
                                                                                                     30.5(2)
Inventories......................................        160.6                 92.9                                      67.7
Deferred and refundable income taxes ............         10.1                  8.7                                       1.4
Prepaid expenses and other assets................         41.1                  4.4                                      36.7
                                                     ---------            ---------             ----------           ---------
     Total current assets........................        343.5                158.5                  82.4               267.4
Equity and other investments in affiliates ......         16.7                                      155.5(2)            172.2
Property and equipment, net......................        883.9                261.6                  19.2(3)            641.5
Excess of cost over net assets of acquired
     companies ..................................      1,040.6                527.8                                     512.8
Other assets.....................................        657.5                318.5                 (17.8)(4)           321.2
                                                     ---------            ---------             ----------           ---------

Total assets.....................................    $ 2,942.2            $ 1,266.4             $   239.3            $1,915.1
                                                     =========            =========             =========            =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable.................................    $   201.2            $    52.1             $   ---              $  149.1
Accrued liabilities.............................         150.3                 53.1                                      97.2
Current maturities, long term debt..............          41.1                 28.4                 (41.1)(1)
                                                                                                     28.4 (2)
                                                     ---------            ---------             ---------           ---------
     Total current liabilities..................         392.6                133.6                 (12.7)              246.3
Other long-term debt............................       1,063.2                418.9                (454.9)(1)           608.3
                                                                                                    399.7 (2)
                                                                                                     19.2 (3)
Subordinated debentures.........................         267.6                                     (205.0)(1)            87.7
                                                                                                     25.1 (1)
Deferred income taxes...........................         341.7                171.6                 (17.5)(4)           152.6
Other long-term liabilities.....................         165.8                 31.4                                     134.4
                                                     ---------            ---------             ---------            ---------
     Total liabilities..........................       2,230.9                755.5                (246.1)            1,229.3
Redeemable preferred stock......................          56.9                                                           56.9
Redeemable restricted common stock..............          31.6                                                           31.6
Less:  Restricted unamortized stock                      (10.5)                                       5.4(2)             (5.1)
                                                     ----------           ---------             ---------            ----------
     Total redeemable stock                               78.0                 ---                    5.4                83.4
SHAREHOLDERS' EQUITY
Shareholders' equity............................         633.3                510.9(2)              840.0(1)            602.4
                                                                                                    (81.6)(1)
                                                                                                     (2.5)(1)
                                                                                                   (428.1)(2)
                                                                                                     30.5(2)
                                                                                                     (5.4)(2)
                                                                                                    155.5(2)
                                                                                                    (28.4)(4)
                                                     ---------            ---------             ---------            ---------
  Total shareholders' equity ...................         633.3                510.9                 480.0                602.4
                                                     ---------            ---------             ---------            ---------


Total liabilities, redeemable
  stock and shareholders' equity................     $ 2,942.2            $ 1,266.4             $   239.3            $ 1,915.1
                                                     =========            =========             =========            =========


See notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The Unaudited Pro Forma Condensed Consolidated Balance Sheet includes adjustments necessary to reflect the TriMas divestiture and the assumed use of proceeds therefrom as if the transaction had occurred on March 31, 2002.

(1) Adjustment to reflect the assumed use of the proceeds from the TriMas divestiture.

                                                                                               MARCH 31, 2002
                                                                                               --------------
    Proceeds from TriMas divestiture ...................................................         $   840.0
    Repayment of existing term debt(a) .................................................            (496.0)
    Repayment of subordinated debentures(b) ............................................            (205.0)
    Repurchase of TriMas accounts receivable(c) ........................................             (81.6)
    Payment to increase residual interest in the accounts receivable facility (d) ......             (50.0)
    Fee(e) .............................................................................              (5.5)
                                                                                                 ---------
    Residual cash ......................................................................         $     1.9
                                                                                                 ==========

     (a) Represents the pay down of $454.9 million and $41.1 million of long and short-term debt, respectively.
     (b) The subordinated debentures pay down results in a write-off of $25.1 million of the unamortized bond discount (see Note 4) on a remaining principal balance of $179.9 million.
     (c) As required by the stock purchase agreement to the TriMas divestiture, Metaldyne will utilize $81.6 million of proceeds to repurchase TriMas accounts receivable previously sold into the accounts receivable facility. These receivables were transferred to TriMas at closing.
     (d) As provided for by modifications to Metaldyne's credit agreement for the TriMas divestiture, the Company will make a payment to increase its residual interest in its accounts receivable facility by $50 million.
     (e) The Company estimates that it will pay $2.5 million in transaction fees and $3 million in prepayment penalties (Note 4) in connection with the use of proceeds from the TriMas divestiture.

(2) Adjustment represents the impact of the TriMas divestiture on Metaldyne's historical investment in TriMas.

                                                                                               MARCH 31, 2002
                                                                                               --------------
    Metaldyne's net investment in TriMas (a) ...........................................         $   510.9
    Proceeds from TriMas divestiture (b) ...............................................            (840.0)
    Allocated debt to be retained by Metaldyne (c) .....................................             428.1
    Repurchase of TriMas accounts receivable (d) .......................................              81.6
    Contractual amounts due to Metaldyne from TriMas (e) ...............................             (30.5)
    Unearned restricted stock awards (f) ...............................................               5.4
                                                                                                 ---------
    Metaldyne's equity investment in TriMas (g) ........................................         $    155.5
                                                                                                 ==========

     (a) Represents Metaldyne's historical investment in TriMas as reported in TriMas' separate financial statements.
     (b) See Note 1.
     (c) The TriMas balance sheet reflects $28.4 million and $399.7 million of short and long term debt (excluding $19.2 million of capital leases), respectively, that remains an obligation of Metaldyne.
     (d) See Note 1.

     (e) As part of the TriMas divestiture, TriMas has agreed to reimburse Metaldyne for $19.1 million of future cash payments made by Metaldyne under its restricted stock award program and $11.4 million for other employee related obligations.
     (f) Amount represents the write-off of the unearned portion of the $19.1 million of restricted stock awards expense attributable to TriMas.
     (g) Metaldyne's remaining 34% interest in TriMas has been reflected as an equity method investment. The difference between the investment in TriMas, above, and the assigned fair value of $135 million, based on the transaction proceeds, represents additional goodwill in the underlying investment. The Company is currently evaluating the recoverability of this goodwill in conjunction with the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets." The Company will complete its initial assessment by June 30, 2002, and will complete its final assessment by December 31, 2002.

(3) For accounting purposes, Metaldyne's guarantee on certain sale-leaseback transactions required TriMas to record certain operating leases as capital leases in TriMas' separate financial statements. This adjustment eliminates the impact of the capital lease accounting in the separate financial statements of TriMas.

(4) Represents components of early extinguishment of debt costs resulting from the TriMas divestiture.


                                                                                               MARCH 31, 2002
                                                                                               --------------
    Write-off of unamortized debt issue fees ...........................................         $   (17.8)
    Estimated prepayment penalty on tranche B and C term loans .........................              (3.0)
    Unamoritized discount on subordinated debenture (see Note 1) .......................             (25.1)
    Tax benefit ........................................................................              17.5
                                                                                                 ---------
    Pro forma adjustment ..............................................................          $   (28.4)
                                                                                                 ==========

C.   Exhibits. The following exhibit is filed herewith:

         Exhibit No.      Description
         -----------      -----------

            10.1 Stock Purchase Agreement between Heartland Industrial Partners, L.P., TriMas Corporation and Metaldyne Corporation.

                          SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               METALDYNE CORPORATION


                               By:  /s/ William M. Lowe, Jr.
                                    ------------------------
                                    Executive Vice President and Chief
                                    Financial Officer (Chief Accounting Officer
                                    and Authorized Signatory) June 21, 2002